Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Apexigen, Inc.

(Exact name of registrant as specified in its charter)

Table 1 — Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the 2022 Equity Incentive Plan	Rule 457(c) and Rule 457(h)	1,874,745 (2)	$2.58 (7)	$4,836,842.10	0.00011020	$533.02

Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the 2022 Equity Incentive Plan	Rule 457(h)	700,000 (3)	$2.65 (8)	$1,855,000.00	0.00011020	$204.42

Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the 2022 Employee Stock Purchase Plan	Rule 457(c) and Rule 457(h)	257,341 (4)	$2.19 (9)	$563,576.79	0.00011020	$62.11

Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the 2020 Equity Incentive Plan, as amended	Rule 457(h)	775,657 (5)	$4.83 (10)	$3,746,423.31	0.00011020	$412.86

Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the 2010 Equity Incentive Plan, as amended	Rule 457(h)	2,635,243 (6)	$2.66 (11)	$7,009,746.38	0.00011020	$772.47

Total Offering Amounts					$18,011,588.58		$1,984.88

Total Fee Offsets							—

Net Fee Due							$1,984.88

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers any additional shares of the Registrant’s Common Stock (the “Shares”) that become issuable under the Registrant’s 2022 Equity Incentive Plan (the “2022 Plan”), the Registrant’s 2022 Employee Stock Purchase Plan (the “2022 ESPP”), the Registrant’s 2020 Equity Incentive Plan (the “2020 Plan”) and the Registrant’s 2010 Equity Incentive Plan (the “2010 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)

Represents 1,874,745 shares of Common Stock reserved for issuance pursuant to future awards under the 2022 Plan. The number of shares of Common Stock available for issuance under the 2022 Plan will be increased by any shares subject to awards granted under Registrant’s 2010 Plan and 2020 Plan that were assumed by Registrant in connection with the consummation of the transactions contemplated by the Business Combination Agreement, as amended, dated March 17, 2022, by and among the Registrant and the other parties thereto (the “Business Combination Agreement”), and that, on or after the closing of the merger contemplated by the Business Combination Agreement, are cancelled, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Registrant for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by the Registrant due to failure to vest, with the maximum number of shares to be added to the 2022 Plan is 3,461,319 shares.

(3)	Represents 700,000 shares of Common Stock reserved for issuance under the 2022 Plan.
(4)	Represents 257,341 shares of Common Stock reserved for issuance under the 2022 ESPP.
(5)

Represents 775,657 shares of Common Stock reserved for issuance pursuant to stock options outstanding under the 2020 Plan as of the date of this Registration Statement. Any shares of Common Stock subject to such awards outstanding that, on or after the date of this Registration Statement, are cancelled, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Registrant for payment of an exercise price or for tax withholding obligations or are forfeited to or repurchased by the Registrant due to failure to vest, will become available for issuance under the 2022 Plan, subject to the maximum limit set forth in the 2022 Plan. See footnote 2 above.

(6)

Represents 2,635,243 shares of Common Stock reserved for issuance pursuant to stock options outstanding under the 2010 Plan as of the date of this Registration Statement. Any shares of Common Stock subject to such awards outstanding that, on or after the date of this Registration Statement, are cancelled, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Registrant for payment of an exercise price or for tax withholding obligations or are forfeited to or repurchased by the Registrant due to failure to vest, will become available for issuance under the 2022 Plan, subject to the maximum limit set forth in the 2022 Plan. See footnote 2 above.

(7)

Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $2.58 per share, which is the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on October 3, 2022.

(8)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $2.65 per share, the weighted-average exercise price of stock options outstanding under the 2022 Plan as of the date of this Registration Statement.

(9)

Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of 85% of $2.58 per share, which is the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on October 3, 2022. Pursuant to the 2022 ESPP, the purchase price of the shares of Common Stock reserved for issuance thereunder will be 85% of the lower of the fair market value of Common Stock on the Enrollment Date or the Exercise Date (as such terms are defined in the 2022 ESPP).

(10)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $4.83 per share, the weighted-average exercise price of stock options outstanding under the 2020 Plan as of the date of this Registration Statement.

(11)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $2.66 per share, the weighted-average exercise price of stock options outstanding under the 2010 Plan as of the date of this Registration Statement.

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